Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Kevin Russell

Aware, Inc.
781-276-4000

Aware, Inc. Reports Third Quarter 2018

Financial Results

BEDFORD, MASS. – October 23, 2018 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of biometrics software and services, today reported financial results for its third quarter ended September 30, 2018.

Revenue for the third quarter of 2018 was $5.4 million, a decrease of 5% compared to $5.7 million in the same quarter last year. Operating income in the third quarter of 2018 was $1.1 million compared to $1.5 million in the third quarter of 2017.

The decrease in revenue and operating income was primarily due to: i) a large imaging software license sale to a medical imaging customer in the third quarter of 2017 whereas there was no such sale in the current three month period; and ii) no royalty revenue in the third quarter of 2018. The decrease in revenue was partially offset by: i) a large biometrics software license sale to a large commercial customer in the third quarter of 2018; and ii) higher maintenance and services revenue in the third quarter of 2018. To a lesser extent, lower patent related income from an unaffiliated third party and higher total costs and expenses in the third quarter of 2018 also contributed to lower operating income.

Net income in the third quarter of 2018 was $1.3 million, or $0.06 per diluted share, which compares to net income of $1.1 million, or $0.05 per diluted share, in the same period a year ago.

Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432

Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com

Aware, Inc. Reports Third Quarter 2017 Financial Results	Page 2

Revenue for the first nine months of 2018 was $12.1 million, a decrease of 3% compared to $12.4 million in the same nine month period last year. Operating income for the first nine months of 2018 was $38,000 compared to operating income of $1.8 million in the same period last year. The decrease in revenue and operating income was primarily due to: i) a large imaging software license sale to a medical imaging customer in the first nine months of 2017 whereas there was no such sale in the first nine months of 2018; and ii) no royalty revenue in the first nine months of 2018. The decrease in revenue was partially offset by: i) a large biometrics software license sale to a large commercial customer in the third quarter of 2018; and ii) higher maintenance and services revenue in the first nine months of 2018. In addition to the above, lower patent related income from an unaffiliated third party in the first nine months of 2018 also contributed to lower operating income.

Net income for the first nine months of 2018 was $0.6 million, or $0.03 per diluted share, which compares to net income of $1.6 million, or $0.07 per diluted share, in the same period a year ago.

Kevin Russell, Aware’s chief executive officer and president, said “Our financial performance in the third quarter represented our strongest quarter year-to-date. Revenue was lifted by a large license sale of our Knomi™ mobile biometric authentication solution to a large commercial customer as well as our continuing work under the United Kingdom Government biometric matching platform project. We are pleased with the level of interest we are receiving for our Knomi solution. We will continue to make investments in product and business development to enhance our opportunities in the government and commercial markets.”

About Aware

Aware is a leading provider of biometrics software products and development services to governments, system integrators, and solution providers globally. Our products include SDKs, software components, workstation applications, and a modular, centralized, service-oriented platform. They fulfill a broad range of functions critical to biometric authentication and search, including face, fingerprint, iris, and voice capture, sample quality assurance, data compliance, capture hardware peripheral abstraction, centralized data processing and workflow, subsystem connectivity, and biometric matching algorithms. The products apply biometrics to enable identity-centric security solutions for applications including banking and payments, border management, credentialing and access control, intelligence and defense, and law enforcement. Aware is a publicly held company (Nasdaq: AWRE) based in Bedford, Massachusetts.

See Aware’s website for more information about our biometrics software products.

Aware, Inc. Reports Third Quarter 2017 Financial Results	Page 3

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings, and the growth of the biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements.

Risk factors related to our business include, but are not limited to: i) our operating results may fluctuate significantly and are difficult to predict; ii) we derive a significant portion of our revenue from government customers, and our business may be adversely affected by changes in the contracting or fiscal policies of those governmental entities; iii) a significant commercial market for biometrics technology may not develop, and if it does, we may not be successful in that market; iv) we derive a significant portion of our revenue from third party channel partners; v) hardware revenue is likely to be zero in future periods; vi) we face intense competition from other biometrics solution providers; vii) our business is subject to rapid technological change; viii) our software products may have errors, defects or bugs which could harm our business; ix) our business may be adversely affected by our use of open source software; x) we rely on third party software to develop and provide our solutions and significant defects in third party software could harm our business xi) our intellectual property is subject to limited protection; xii) we may be sued by third parties for alleged infringement of their proprietary rights; xiii) we must attract and retain key personnel; xiv) we rely on single sources of supply for certain components used in our hardware products; xv) our business may be affected by government regulations and adverse economic conditions; xvi) we may make acquisitions that could adversely affect our results, and xvii) we may have additional tax liabilities.

We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2017 and other reports and filings made with the Securities and Exchange Commission.

Aware and Knomi are trademarks or registered trademarks of Aware, Inc. Any other trademarks appearing herein are the property of their respective owners.

Aware, Inc. Reports Third Quarter 2017 Financial Results	Page 4

AWARE, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Software licenses	$3,449	$4,233	$6,582	$7,732
Software maintenance	1,297	1,088	3,993	3,622
Services	655	343	1,498	924
Royalties	-	43	-	127
Total revenue	5,401	5,707	12,073	12,405

Costs and expenses:
Cost of software licenses	20	27	20	274
Cost of services	320	179	740	499
Research and development	1,816	2,151	5,579	5,884
Selling and marketing	1,297	1,028	3,234	2,938
General and administrative	807	849	2,463	2,454
Total costs and expenses	4,260	4,234	12,036	12,049

Patent related income	1	19	1	1,422

Operating income	1,142	1,492	38	1,778
Other income	-	-	-	36
Interest income	224	109	587	281
Income before provision for income taxes	1,366	1,601	625	2,095
Provision for income taxes	89	456	31	535
Net income	$1,277	$1,145	$594	$1,560

Net income per share – basic	$0.06	$0.05	$0.03	$0.07
Net income per share – diluted	$0.06	$0.05	$0.03	$0.07

Weighted-average shares – basic	21,564	21,679	21,548	21,900
Weighted-average shares - diluted	21,639	21,758	21,604	21,967

Aware, Inc. Reports Third Quarter 2017 Financial Results	Page 5

AWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Cash and investments	$48,963	$51,608
Accounts and unbilled receivables, net	7,514	3,818
Property and equipment, net	4,128	4,304
Deferred tax assets	5,199	5,071
All other assets, net	386	234

Total assets	$66,190	$65,035

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$1,893	$1,569
Deferred revenue	3,115	2,932
Total stockholders’ equity	61,182	60,534

Total liabilities and stockholders’ equity	$66,190	$65,035

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Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432

Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com